UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: October 14, 2003

DOCUMENTUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27358	95-4261421
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6801 Koll Center Parkway, Pleasanton, California	94566-7047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 600-6800

N/A

(Former name or former address, if changed since last report.)

Item 5. OTHER EVENTS

     On October 14, 2003, Documentum, Inc. (“Documentum”) and EMC Corporation (“EMC”) issued a joint press release announcing the signing of a definitive agreement under which EMC will acquire Documentum. The joint press release is filed as Exhibit 99.1 to this Form 8-K.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)     EXHIBITS.

          99.1            Joint Press Release issued by EMC Corporation and Documentum, Inc. dated October 14, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENTUM, INC.

/s/ Sayed M. Darwish Sayed M. Darwish Vice President, General Counsel and Secretary

Date: October 14, 2003

DOCUMENTUM, INC.

Current Report on Form 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Joint Press Release issued by EMC Corporation and Documentum, Inc. dated October 14, 2003.